EXHIBIT 10.15.2

SECOND AMENDMENT
TO
AMENDED AND RESTATED MASTER LEASE AGREEMENT,
AMENDED AND RESTATED SECURITY AGREEMENT
AND
AMENDED AND RESTATED GUARANTY

          This SECOND AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT, AMENDED AND RESTATED SECURITY AGREEMENT AND AMENDED AND RESTATED GUARANTY (this "Amendment") is executed and delivered as of this 16th day of March, 2005, among the lessor entities identified on the signature page hereof (collectively, "Lessor"), the lessee entities identified on the signature page hereof (collectively, "Lessee"), OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), and SUN HEALTHCARE GROUP, INC., a Delaware corporation, as guarantor ("Guarantor").  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Master Lease (as defined below).

RECITALS:

     A.     The parties hereto entered into a certain Amended and Restated Master Lease Agreement, dated as of March 1, 2004 but effective as of December 1, 2003 (the "Master Lease"), pursuant to which (i) four (4) former master leases between Lessor (and certain of its affiliates) and Lessee (and certain of its affiliates) were combined, amended and restated and (ii) among other things, Lessor continued to lease to Lessee thirty-five (35) licensed nursing homes, rehabilitation hospitals and other healthcare facilities, all as described in the Master Lease.

     B.     Simultaneously with the execution and delivery of the Master Lease, Lessee and Lessor also entered into a certain Amended and Restated Security Agreement, dated as of March 1, 2004 but effective as of December 1, 2003 (the "Security Agreement"), pursuant to which Lessee granted to Lessor certain collateral as security for Lessee's obligations under the Master Lease.

     C.     Simultaneously with the execution and delivery of the Master Lease, Guarantor executed and delivered to Lessor and Omega a certain Amended and Restated Guaranty, dated as of March 1, 2004 but effective as of December 1, 2003 (the "Guaranty"), guarantying all obligations of Lessee under the Master Lease.

     D.     The parties hereto amended the Master Lease, Security Agreement, and Guaranty pursuant to the terms of that certain First Amendment To Amended And Restated Master Lease Agreement, Amended And Restated Security Agreement And Amended And Restated Guaranty dated as of December 1, 2004, whereby the parties, among other things, completed the outstanding exhibits to the Master Lease and the Security Agreement.

     E.     The parties hereto hereby desire to amend the Master Lease to provide the parameters by which Lessee will complete certain repairs and renovations to the Facility located at 1760 West 16th Street, Seattle, WA and commonly known as Whittier Care & Rehab (the "Whittier Facility") as originally set forth in one of the leases described in Recital A above which was combined into the Master Lease.

AGREEMENT:

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1.     Certain Repairs and Replacements.

                   (a)     In connection with the original leasing of the Whittier Facility from Lessor to Lessee on March 1, 2003 (the "Original Lease Date"), Lessee agreed to complete, or cause to be completed, the repairs and/or replacements described on attached Exhibit A to the Lease for the Whittier Facility (the "Work Exhibit"), in each case in good and workmanlike manner and free of any mechanic's or materialman's lien.

                   (b)     Lessor acknowledges and agrees that subsequent to the Original Lease Date Lessee has obtained a bid from RBI Construction, Inc. (the "Contractor") for the work required with respect to the Pump System and the HVAC System described on the Work Exhibit (the "Pump/HVAC Systems Work"), a true and correct copy of which bid has been provided to, and approved by, Lessor. Lessee agrees to enter into a contract, on terms acceptable to Omega, with the Contractor with respect to the Pump/HVAC Systems Work on or before March 31, 2005 (the "Pump/HVAC Systems Contract") and thereafter to cause the Contactor to proceed with all due diligence to complete the Pump/HVAC Systems Work in accordance with the schedule set forth in the Pump/HVAC Systems Contract and for the price set forth in the Pump/HVAC Systems Contract (subject to approved change orders as described more fully below).

                   (c)     Lessor further acknowledges and agrees that, except as otherwise provided herein, Lessee does not intend to commence the work required with respect to the Roof (the "Roof Work" and together with the Pump/HVAC Systems Work, the "Work") until such time as the Pump/HVAC Systems Work has been completed and Lessee acknowledges and agrees that in no event shall the Roof Work be commenced until (A) Lessee shall have submitted to Lessor bids for such work from at least three (3) qualified, licensed contractors (unless Lessor agrees to accept a lesser number of bids), (B) Lessor shall have approved the bid (the "Approved Roofing Bid") and the winning bidder selected by Lessee to undertake the Roof Work (the "Approved Roofing Contractor"), and (C) Lessee shall have entered into a contract, on terms acceptable to Omega, with the Approved Roofing Contractor for performance of the Roof Work at a cost not to exceed the Approved Roofing Bid (subject to approved changes orders as described more fully below) (the "Roofing Contract"). Notwithstanding the foregoing, Lessee shall have the right prior to the completion of the Pump/HVAC Systems Work and subject to complying the requirements of this Section 1(c), to replace the shingles on the mansard of the Whittier Facility and that such replacement work, once approved by Lessor, shall, for purposes of this Section 1, be deemed to be a part of the Roof Work.

                   (d)     On the Original Lease Date, Lessor deposited into escrow ("Escrow") with Dykema Gossett PLLC ("Escrow Agent") pursuant to escrow instructions dated as of March 1, 2003, a  copy of which  is attached  hereto as Exhibit B  (the  "Escrow Instructions"), the

Estimated Cost to complete the items set forth on Exhibit A (as the same may be modified pursuant to paragraphs (i) and (ii) above).  To date, Escrow Agent has disbursed fund in the amount of $133,064.38 from the Escrow, and $1,141,235.62 remain in the Escrow.  Lessee may deliver from time to time to Lessor and the Escrow Agent an application for payment (the "Draw Request") pursuant to which Lessee (i) certifies that Lessee either (A) has completed or has caused to be completed all or any portion of the Work or (B) is required to deposit with the applicable contractor or supplier amounts to ensure payment for the Work  to the applicable contractor or supplier and (ii) delivers to Escrow Agent (A) invoices with respect to the portion of the Work to be paid or secured with the proceeds of such Draw Request and (B) as applicable, partial or full unconditional lien waivers with respect to any completed work or furnished materials to be paid for with the proceeds of such Draw Request (collectively, the "Completion Certification").  If Escrow Agent has not received, within five (5) business days after receipt of the Draw Request and Completion Certification, written notice from Lessor objecting thereto, Escrow Agent shall release from escrow and disburse as directed by Lessee to the Contractor or applicable supplier the amount set forth in Lessee's Draw Request.

                   (e)     Notwithstanding the foregoing, Lessor acknowledges and agrees that the cost of the Work may exceed the amount set forth in the Pump/HVAC Systems Contract and/or the Roofing Contract as a result of, among other things, conditions which cannot be identified by the applicable contractor until after commencement of the Work.  Lessee shall submit any change orders to the Work for Lessor's review and approval.  Once approved by Lessor, Lessor agrees that if the amount deposited into the Escrow by Lessor is insufficient to pay the aggregate actual, out-of-pocket costs incurred by Lessee in completing the Work, Lessor shall, within ten (10) days after demand by Lessee, deposit into the Escrow or pay to Lessee the amount of the insufficiency.

                   (f)     Whenever Lessor's approval is required pursuant to this Section 1, Lessor agrees that it will not unreasonably withhold or delay the giving of its approval; provided, however, that all approvals must be given and received in writing.  If Lessor has not replied to a request for approval from Lessee within ten (10) days following Lessor's receipt of such request for approval, then Lessor shall be deemed to have approved such request.  Further, Lessor agrees that it shall be a party to the contract(s) with respect to the Pump/HVAC Systems Work and/or the Roof Work, if and to the extent either the Contractor or the Approved Roofing Contractor requires Lessor to join such contract as a condition to undertaking such work

                   (g)     During the Term, Lessee shall have the benefit of any and all warranties given by third parties in connection with the Work.

                   (h)     Lessee acknowledges that, subject to the obligations of Lessor pursuant to this Section 1 or as otherwise provided in the Master Lease, Lessor made no representation or warranty concerning the Whittier Facility at or prior to the time of the Original Lease Date or its operations or profitability, and that Lessee has been leasing the Whittier Facility since the Original Lease Date and will continue to lease the Whittier Facility for the balance of the term of the Master Lease on an "as is, where is" basis, with all faults (subject to this Section 1) then existing.

           2.     Miscellaneous.

                   (a)     Ratification.  Except as herein specifically amended or otherwise provided, each of the Documents and the Escrow Instructions shall remain in full force and effect, and all of the terms and conditions thereof, as herein modified, are hereby ratified and reaffirmed.  In the event of any inconsistency between the provisions of this Amendment and any of the Documents (as defined in the Maser Lease), the terms of this Amendment shall control and govern and such Document is deemed amended to conform hereto.

                   (b)     Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.  To facilitate execution of this Amendment, the parties may execute and exchange by facsimile counterparts of the signature pages.

                   (c)     Headings.  Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of the Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LESSOR:

DELTA INVESTORS I, LLC, a Maryland limited liability company,
DELTA INVESTORS II, LLC, a Maryland limited liability company,
OHI ASSET, LLC, a Delaware limited liability company,
OHI ASSET (CA), LLC, a Delaware limited liability company, and
OHI ASSET (II), LLC, a Delaware limited liability company

By: OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, Its Member

By: /s/ C. Taylor Pickett C. Taylor Pickett Chief Executive Officer,

OMEGA:
OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation,

By: /s/ C. Taylor Pickett C. Taylor Pickett Chief Executive Officer

LESSEE:

CARE ENTERPRISES, INC., a Delaware corporation,
CIRCLEVILLE HEALTH CARE CORP., an Ohio corporation,
BECKLEY HEALTH CARE CORP., a West Virginia corporation,
PUTNAM HEALTH CARE CORP., a West Virginia corporation,
CARE ENTERPRISES WEST, a Utah corporation,
BRASWELL ENTERPRISES, INC., a California corporation,
MEADOWBROOK REHABILITATION CENTER, a California corporation,
REGENCY REHAB HOSPITALS, INC., a California corporation,
DUNBAR HEALTH CARE CORP., a West Virginia corporation,
MARION HEALTH CARE CORP., an Ohio corporation,
SALEM HEALTH CARE CORP., a West Virginia corporation
REGENCY-NORTH CAROLINA, INC., a North Carolina corporation,
FULLERTON REHABILITATION CENTER, a California corporation,
SAN BERNARDINO REHABILITATION HOSPITAL, INC., a California corporation,
SHANDIN HILLS REHABILITATION CENTER, a California corporation,
SUNBRIDGE HEALTHCARE CORPORATION, a New Mexico corporation,
REGENCY-TENNESSEE, INC., a Tennessee corporation, and

By: /s/ Steven A. Roseman
Steven A. Roseman Vice President

GUARANTOR:

SUN HEALTHCARE GROUP, INC. a Delaware corporation

By: /s/ Steven A. Roseman Steven A. Roseman Executive Vice President

(Exhibits available upon request)